EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Brazos Mutual Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Brazos Mutual Funds for the year ended November 30,2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brazos Mutual Funds for the stated period.

/s/ Wayne G. Willems	/s/ Benjamin C. Bell, Jr.

Wayne G. Willems	Benjamin C. Bell, Jr.
President, Brazos Mutual Funds	Chief Financial Officer & Treasurer, Brazos
Mutual Funds
Date: August 2, 2007
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brazos Mutual Funds for purposes of Section 18 of the Securities Exchange Act of 1934.